EXHIBIT 10.9 - INDEMNITY AGREEMENTS


Indemnity Agreements in the form of the attached entered into with the following Indemnitees as of the dates indicated:

                    D.L. Butynski             May 1, 1995

                    R.D. Neary                June 8, 1995

                    J.R. Mellett              July 1, 1995






































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                              INDEMNITY AGREEMENT


    This Agreement is made as of the 1st day of May, 1995, by and between ZURN INDUSTRIES, INC., a Pennsylvania corporation (the
"Corporation"), and __________________, ("Indemnitee"), an officer/a Director.

    WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available, and

    WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks and Directors' and Officers' liability insurance is expensive and contains many limitations, deductibles, and exclusions, and

    WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by the Pennsylvania Business Corporation Law (the "Law") and the Corporation's By-Laws, and

    WHEREAS, the parties recognize the potential inadequacy of the protection available under the Law, the Corporation's By-Laws, and by Directors' and Officers' liability insurance, and

    WHEREAS, such Law and By-Laws specifically provide that they are not exclusive, and thereby contemplate that agreements may be entered into between the Corporation and Directors and Officers with respect to indemnification of such Directors and Officers, and

    WHEREAS, in order to resolve such questions and thereby induce Directors and Officers to serve in their respective capacities, the Corporation has determined and agreed to enter into this Agreement with the Indemnitee.

    NOW THEREFORE, in consideration of Indemnitee's continued service after the date hereof, the Corporation and Indemnitee do hereby agree as follows:

    1. Agreement to Serve.

    Indemnitee agrees to serve as a Director or Officer (as applicable) of the Corporation for so long as he is duly elected or appointed or until such time as he tenders his resignation in writing.

    2.  Definitions.

        As used in this Agreement:

        (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a

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Indemnity Agreement
Page 2

            Director or Officer of the Corporation, by reason of any action taken by his or of any inaction on his part while acting as a Director or Officer, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

        (b) The term "Expenses" shall include, without limitation, expenses of investigations, judicial or administrative proceedings, or appeals, judgments, fines and penalties, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements, and any expenses of establishing a right to indemnification under Paragraph 7.

    3.  Indemnity in Third-Party Proceedings.

    The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 3 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation) by reason of the fact that Indemnitee is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

    4.  Indemnity in Proceedings by or in the Right of the Corporation.

        (a) In the event the Corporation has purchased and has in effect policies of Directors' and Officers' liability insurance at the time of request by Indemnitee for indemnification thereunder, the Corporation shall, subject to the provisions of Paragraph 4(c), indemnify Indemnitee as follows: if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Corporation by reason of the fact that Indemnitee is or was a Director or Officer of the Corporation, or is or was serving at

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            the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation.

        (b) In the event the Corporation is not covered by policies of Directors' and Officers' Liability insurance which are applicable to the indemnification claim being made by Indemnitee for indemnification thereunder, the Corporation shall, subject to the provisions of Paragraph 4(c), indemnify Indemnitee as follows: 1) to the fullest extent of the coverage provided for the benefit of Directors and Officers in the case of a Proceeding by or in the right of the Corporation pursuant to the policy of insurance in effect on the date of this Agreement; 2) if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Corporation by reason of the fact that Indemnitee is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation; and 3) to the fullest extent as may be provided to Indemnitee by the Corporation under the Agreement, the By-Laws of the Corporation, and the Law. The foregoing provisions shall be taken cumulatively and construed as being consistent with one another.

        (c) No indemnification for Expenses shall be made under Paragraphs 4(a) and 4(b):

            (1) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

            (2) on account of any suit in which judgment is rendered against
                Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local law;

            (3) on account of Indemnitee's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct;

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            (4) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

    5.  Indemnification of Expenses of Successful Party.

    Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

    6.  Advances of Expenses.

    Expenses incurred by the Indemnitee pursuant to Paragraphs 3 and 4 shall be paid by the Corporation in advance upon the written request of the Indemnitee if Indemnitee shall undertake to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification.

    7.  Right of Indemnitee to Indemnification Upon Application.

    Any indemnification under Paragraphs 3 and 4 shall be made no later than 45 days after receipt by the Corporation of the written request of Indemnitee, unless a determination is made within said 45-day period by (1) the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such Proceeding or (2) independent legal counsel, which counsel shall be appointed if the quorum of the Board of Directors specified in Paragraph 7(1) is not obtainable, in a written opinion that the Indemnitee has not met the relevant standards for indemnification set forth in Paragraphs 3 and 4.

    The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall bar the action or create an irrefutable presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee's expenses reasonably incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.




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    8.  Indemnification Thereunder Not Exclusive.

    The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Bylaws, any agreement, any vote of shareholders or disinterested Directors, Law, or otherwise, both as to action in his official capacity and as to action in any capacity while holding such office.

    The indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a Director or Officer.

    9.  Partial Indemnification.

    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of the Expenses actually and reasonably incurred by his in the investigation, defense, appeal, or settlement of any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

    The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

    10. Saving Clause.

    If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to Expenses with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

    11. Notice.

    Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim for which indemnification will or could be sought under this Agreement. Notice to the Corporation shall be directed to Zurn Industries, Inc., One Zurn Place, P.O. Box 2000, Erie, PA 16514-2000,
Attention: President (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date postmarked if sent by prepaid mail properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require.


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    12. Counterparts.

    This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

    13. Applicable Law.

    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

    14. Successors and Assigns.

    This Agreement shall be binding upon the Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of the Indemnitee's heirs, personal representatives, and assigns and to the benefit of Corporation, its successors and assigns.

    IN WITNESS WHEREOF, the parties thereby have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                ZURN INDUSTRIES, INC.



                                By: __________________________________________
                                    Chairman, Management Development
                                      and Compensation Committee





                                INDEMNITEE:  _________________________________


This Agreement was approved by stockholders of Zurn Industries, Inc. at the Annual Meeting on August 1, 1986.













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